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                                  EXHIBIT 10.5

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                               PURCHASE AGREEMENT


        This Purchase Agreement (the "Agreement") is made effective this 9th day of May, 2003 (the "Effective Date"), by and among Aubrey L. Dunn, Jr. ("Shareholder") and First Federal Banc of the Southwest, Inc. (the "Company").

                                   WITNESSETH:

        WHEREAS, the Company owns one hundred percent of the outstanding common stock of First Federal Bank;

        WHEREAS, the Company currently has 409,687 shares of its $0.01 par value voting common stock issued and outstanding; and

        WHEREAS, Shareholder and Company believe it to be in their mutual interests that the Company be required, under the condition set forth in this Agreement, to purchase the Shareholder's Company Stock, as defined herein, and that certain other rights and obligations of the parties hereto be agreed upon as specified herein.

        NOW, THEREFORE, for and in consideration of the promises and agreements contained herein and the benefits to be derived from the mutual observance of the provisions of this Agreement, the parties agree as follows:

        1. COMPANY STOCK. For purposes of this Agreement, the term "Company Stock" shall mean any or all shares of capital stock of Company (whether common, preferred or otherwise designated) owned or hereafter acquired by the Shareholder or his successors or assigns who are bound by the provisions of this Agreement.

        2. TERM. The term of this Agreement shall be ten (10) years from the Effective Date.

        3. PRIOR NOTICE. In order to exercise the rights provided for under the Agreement, the Shareholder must require the Company to purchase all (100%) of the Shareholder's Common Stock and provide the Company with no less than sixty (60) days written notice of his intent to require the Company to purchase all of the Shareholder's Company Stock.

        4.      PURCHASE REQUIREMENT.

                4.1. PURCHASE BY COMPANY. During the continuance in force of this Agreement, the Company shall be required to purchase the Shareholder's Company Stock upon the death of the Shareholder.

                4.2. LIMITED PURCHASE BY COMPANY. The Company shall be required to purchase the Shareholder's Company Stock in the event the Shareholder ceases to be President and Chief Executive Officer of the Company. The provisions of this Section 4.2 shall not become effective until six (6) years after the Effective Date of the Agreement and shall continue in force thereafter for the remaining term of the Agreement.

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                4.3     ASSIGNMENT OF COMPANY'S RIGHT. Nothing in this Agreement
        to the contrary shall prohibit the Company, in its sole discretion, from assigning its right, in whole or in part, to purchase the Shareholder's Company Stock to any other person or entity.

        5. PURCHASE PRICE. The purchase price for the Shareholder's Company Stock shall be the lesser of fair market value or book value. For purposes of this Agreement, fair market value may be determined by either the mutual agreement of the parties or by an independent third-party appraiser retained by the Company, provided the valuation to be made by the appraiser is based on the full-value of the Company with no discount for the Shareholder's minority interest in the Company. For purposes of this Agreement, book value shall be determined in accordance with generally accepted accounting principles as of the month-end prior to the date of the notice required by Section 3 hereof.

        6.      MANNER OF PAYMENT.

                6.1. In the event of the Shareholder's death, the Company shall consummate the purchase of the Shareholder's Company Stock within ninety (90) days from the date of written notice as provided for in
        Section 3 hereof.

                6.2. In the event the Shareholder ceases to be the Company's President and Chief Executive Officer, the Company shall consummate the purchase of the Shareholder's Common Stock by issuing the Shareholder, within ninety (90) days from the date of written notice as provided for in Section 3 hereof, a promissory note with a stated interest rate equal to the prime rate of interest as published in the WALL STREET JOURNAL as of the date of the promissory note and payment schedules as follows:

                        o One-third of the original amount of the promissory note plus accrued interest will be paid one hundred fifty (150) days after the Shareholder ceases to be the Company's President and Chief Executive Officer (the "First Payment");

                        o One-third of the original amount of the promissory note plus accrued interest will be paid twelve (12) months following the First Payment to the Shareholder; and

                        o One-third of the original amount of the promissory note plus accrued interest will be paid twenty-four (24) months following the First Payment to the Shareholder.

        7. REGULATORY MATTERS. Notwithstanding any other terms of this Agreement to the contrary, if the Company's primary federal banking regulator determines that this Agreement would violate any applicable law, rule, regulation or order, or otherwise constitute an unsafe or unsound banking practice (collectively, the "Supervisory Concerns"), then the Agreement shall be amended to fully address the Supervisory Concerns, if possible, or otherwise the Agreement shall be deemed void, terminated and of no effect.

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        8.      AMENDMENT AND TERMINATION. This Agreement may be terminated or amended at any time by mutual written consent of the Shareholder and the Company.

        9.      GENERAL.

                9.1. NOTICES. All notices, offers, acceptances, requests and other communications hereunder shall be in writing and shall be sufficient if delivered personally or if mailed by registered or certified mail, postage prepaid, return receipt requested, to the Company at the address listed on its signature page attached hereto or to the Shareholder at the address listed on his signature page, or at such other addresses as the parties hereto may designate to the others in writing. All notices shall be deemed received when delivered personally or, if mailed, within three (3) days (excluding Sundays and holidays) after being mailed.

                9.2. INTEGRATED AGREEMENT. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof.

                9.3. INVALIDITY. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

                9.4. BINDING EFFECT. This Agreement shall be binding upon the Company, the Shareholder, their respective legal representatives and successors.

                9.5. COUNTERPART EXECUTION. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                9.6. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New Mexico.

                9.7. SECTION HEADING. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                9.8. ATTORNEY'S FEES. In any action brought by any party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect such party's reasonable attorney's fees, court costs and expenses in such action.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ADDRESS:                               COMPANY:
300 North Pennsylvania Avenue          FIRST FEDERAL BANC OF THE
Roswell, NM 88201                      SOUTHWEST, INC.



                                       By:
                                          --------------------------------------
                                          Colin R. McMillan
                                          Chairman of the Board








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        IN WITNESS WHEREOF, the undersigned Shareholder and the spouse of such
Shareholder have executed this Agreement on, and effective as of, the date first above written.



SHAREHOLDER:

                                            SPOUSE:


------------------------------------        ------------------------------------
Aubrey L. Dunn, Jr.                         Robin Dunn



ADDRESS:                                    ADDRESS:

P.O. Box 1047                               P.O. Box 1047
Roswell, NM 88202-1047                      Roswell, NM 88202-1047








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